                                                                                                    EXHIBIT 99.1

                                             PUBLIC STORAGE, INC.

                          2001 NON-EXECUTIVE/NON-DIRECTOR STOCK OPTION AND INCENTIVE PLAN

         Public Storage,  Inc., a California  corporation (the "Company"),  sets forth herein the terms of its 2001
Non-Executive/Non-Director Stock Option and Incentive Plan (the "Plan") as follows:

         1.       PURPOSE

         The Plan is intended to enhance the  Company's  ability to attract and retain highly  qualified  employees and other  persons to advance the interests of the Company by providing  such persons with  stronger  incentives to continue to serve the Company and its  affiliates  (as defined  herein) and to expend maximum effort to improve the business  results and earnings of the Company.  The Plan is intended to accomplish  this  objective by providing to eligible persons an opportunity to acquire or increase a direct  proprietary  interest in the operations and future success of the  Company.  To this end,  the Plan  provides  for the grant of stock  options,  restricted  stock and restricted  stock  units in  accordance  with  the  terms  hereof.  Stock  options  granted  under  the Plan may be non-qualified stock options or incentive stock options, as provided herein.

         2.       DEFINITIONS

         For purposes of interpreting the Plan and related documents  (including Award  Agreements),  the following definitions shall apply:

         2.1  "affiliate"  of, or person  "affiliated"  with, a person means any company or other trade or business that  controls,  is  controlled  by or is under common  control with such person  within the meaning of Rule 405 of
Regulation C under the 1933 Act (as defined herein).

         2.2 "Award Agreement" means the stock option agreement,  restricted stock agreement, restricted stock unit agreement or other written  agreement  between the Company and a Grantee that  evidences and sets out the terms and conditions of a Grant.

         2.3 "Benefit Arrangement" shall have the meaning set forth in Section 13 hereof.

         2.4 "Board" means the Board of Directors of the Company.

         2.5 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

         2.6  "Committee"  means each of the Equity Awards  Committee of the Board and the Executive  Equity Awards
Committee of the Board.

         2.7 "Company" means Public Storage, Inc.

         2.8 "Effective Date" means March 15, 2001, the date on which the Plan was adopted by the Board.

         2.9 "Fair Market Value" means the value of a share of Stock,  determined as follows:  if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange,  is admitted to quotation on the Nasdaq National Market,  or is publicly traded on an established  securities  market,  the Fair
Market  Value of a share of Stock shall be the closing  price of the Stock on such  exchange or in such market (the closing  price on the  principal  such exchange or market if there is more than one such exchange or market) on the
Grant Date or such other  determination  date (or if there is no such reported closing price, the Fair Market Value shall be the mean  between the highest bid and lowest  asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next  preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee in good faith.

         2.10 "Grant" means an award of an Option, Restricted Stock or Restricted Stock Units under the Plan.

         2.11 "Grant Date" means the later of (i) the date as of which the Committee approves the Grant or (ii) the date as of which the Grantee and the  Company or Service  Provider  enter into the  relationship  resulting  in the
Grantee's becoming eligible to receive a Grant.

         2.12 "Grantee" means a person who receives or holds an Option,  Restricted Stock or Restricted Stock Units under the Plan.

         2.13 "Incentive  Stock Option" means an "incentive  stock option" within the meaning of Section 422 of the
Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

         2.14  "Officer"  means  "officer" as defined in Section  312.04(g) of the New York Stock  Exchange  Listed
Company Manual.

         2.15 "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

         2.16 "Option  Period"  means the period  during which  Options may be exercised as set forth in Section 11 hereof.

         2.17 "Option Price" means the purchase price for each share of Stock subject to an Option.

         2.18 "Other Agreement" shall have the meaning set forth in Section 13 hereof.

         2.19 "Plan" means the Public  Storage,  Inc.  2001  Non-Executive/Non-Director  Stock Option and Incentive
Plan.

         2.20  "Restricted  Period" means the period during which  Restricted  Stock or Restricted  Stock Units are subject to restrictions or conditions pursuant to Section 12.2 hereof.

         2.21 "Restricted  Stock" means shares of Stock,  awarded to a Grantee pursuant to Section 12 hereof,  that are subject to restrictions and to a risk of forfeiture.

         2.22  "Restricted  Stock Unit"  means a unit  awarded to a Grantee  pursuant  to Section 12 hereof,  which represents a conditional right to receive a share of Stock in the future,  and which is subject to restrictions and to a risk of forfeiture.

         2.23 "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

         2.24  "Service  Provider"  means a  consultant  or adviser  to the  Company,  a manager  of the  Company's properties or affairs,  or other similar service provider or affiliate of the Company,  or any corporation or other entity in which the Company owns at least a ninety  percent (90%)  economic  interest,  and employees of any of the foregoing, as such persons may be designated from time to time by the Committee pursuant to Section 6 hereof.

         2.25 "Stock" means the common stock, par value $0.10 per share, of the Company.

         2.26 "Subsidiary"  means any "subsidiary  corporation" of the Company within the meaning of Section 424(f)
of the Code.

         2.27 "Termination  Date" shall be the date upon which an Option shall terminate or expire, as set forth in
Section 10.2 hereof.

         3.       ADMINISTRATION OF THE PLAN

         3.1      General.  Subject to Section 3.2 hereof,  the Plan shall be  administered  by the Committee.  The
Board may remove  members,  add members,  and fill  vacancies on the Committee from time to time, all in accordance with the Company's articles of incorporation and by-laws and applicable law.

         3.2      Plenary  Authority  of the  Committee.  The  Committee  shall have such  powers  and  authorities related to the  administration  of the Plan as are  consistent  with the Company's  articles of  incorporation  and by-laws and  applicable  law.  The  Committee  shall have full power and  authority to take all actions and to make all determinations  required or provided for under the Plan, subject to any limitations  imposed by the resolutions of the Board  designating and empowering  such Committee,  and shall have full power and authority to take all such other actions and make all such other  determinations  not  inconsistent  with the specific terms and provisions of the Plan that the  Committee  deems to be necessary or  appropriate  to the  administration  of the Plan.  Only the
Executive  Equity Awards  Committee shall have the authority to authorize  Grants of Options,  Restricted  Stock or
Restricted  Stock  Units to any one  person  for more than  100,000  shares  of Stock in any  calendar  year.  Each
Committee  shall have the power and  authority  to take  actions and make  determinations  required or provided for under an outstanding  Grant or Award  Agreement only if such Grant or Award  Agreement was initially  authorized by such  committee.  All such  actions  and  determinations  shall be by the  affirmative  vote of a  majority  of the members of the  Committee  present at a meeting or by  unanimous  consent of the  Committee  executed in writing in accordance with the Company's  articles of  incorporation  and by-laws and applicable law. The  interpretation  and construction  by the Committee of any provision of the Plan,  any Grant or any Award  Agreement  shall be final and conclusive.

         3.3      Discretionary  Grants.  Subject to the other  terms and  conditions  of the Plan,  the  Committee shall have full and final authority to designate  Grantees,  (i) to determine the type or types of Grant to be made to a Grantee,  (ii) to  determine  the number of shares of Stock to be subject to a Grant,  (iii) to  establish the terms and conditions of each Grant  (including,  but not limited to, the exercise  price of any Option,  the nature and duration of any  restriction or condition (or provision for lapse thereof)  relating to the vesting,  exercise, transfer,  or forfeiture of a Grant or the shares of Stock subject  thereto,  and any terms or conditions  that may be necessary to qualify  Options as Incentive Stock  Options),  (iv) to  prescribe the form of each Award Agreement evidencing  a Grant,  and (v) to amend,  modify,  or  supplement  the  terms of any  outstanding  Grant;  provided, however,  that the Committee  shall not have the authority to reduce the exercise price of any  outstanding  Option other than  pursuant to  Section 16  hereof.  Such  authority  specifically  includes  the  authority,  in order to effectuate  the purposes of the Plan but without  amending the Plan, to modify Grants to eligible  individuals  who are foreign  nationals or are individuals who are employed outside the  United States  to recognize  differences in local law, tax policy,  or custom.  As a condition to any subsequent  Grant, the Committee shall have the right, at its discretion,  to require  Grantees to return to the Company Grants  previously  awarded under the Plan.  Subject to the terms  and  conditions  of the Plan,  any such new Grant  shall be upon  such  terms and  conditions  as are specified by the Committee at the time the new Grant is made.

         3.4      No  Liability.  No member  of the Board or of the  Committee  shall be liable  for any  action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

         4.       STOCK SUBJECT TO THE PLAN

         Subject to  adjustment  as provided in  Section 16  hereof,  the number of shares of Stock  available  for issuance  under the Plan shall be 500,000.  Stock  issued or to be issued  under the Plan shall be  authorized  but unissued  shares.  If any shares  covered by a Grant are not purchased or are  forfeited,  or if a Grant  otherwise terminates  without delivery of any Stock subject  thereto,  then the number of shares of Stock counted against the aggregate  number of shares  available  under the Plan with respect to such Grant shall,  to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

         5.       EFFECTIVE DATE AND TERM OF THE PLAN

         5.1      Effective Date.  The Plan shall be effective as of the Effective Date.

         5.2      Term.  The Plan has no termination  date;  however,  no Incentive  Stock Option may be granted on or after the tenth anniversary of the Effective Date.

         6.       DISCRETIONARY GRANTS

         6.1      Company or Subsidiary  Employees.  Grants  (including  Grants of Incentive  Stock Options) may be made under the Plan to any  employee of the Company or of any  Subsidiary,  excluding  any person who is an Officer or director of the Company, as the Committee shall determine and designate from time to time.

         6.2      Service   Providers.   Grants  may  be  made  under  the  Plan  to  any  Service  Provider  whose participation  in the Plan is  determined  by the  Committee  to be in the best  interests of the Company and is so designated  by the  Committee;  provided,  however,  that Grants to Service  Providers who are not employees of the
Company or of any Subsidiary shall not be Incentive Stock Options.

         6.3      Successive  Grants.  An  eligible  person  may  receive  more  than one  Grant,  subject  to such restrictions as are provided herein.

         7.       LIMITATIONS ON GRANTS

         7.1      Limitation  on Shares of Stock Subject to Grants.  The maximum  number of shares of Stock subject to Options  that can be  awarded  under the Plan to any  person  eligible  for a Grant  under  Section 6  hereof is
250,000 per year.  The maximum number of shares of Restricted  Stock that can be awarded under the Plan  (including for this purpose any shares of Stock  represented  by  Restricted  Stock Units) to any person  eligible for a Grant under Section 6 hereof is 250,000 per year.

         7.2      Limitations on Incentive  Stock  Options.  An Option shall  constitute an Incentive  Stock Option only (i) if the Grantee of such Option is an employee of the  Company or any  Subsidiary  of the  Company;  (ii) to
the extent  specifically  provided in the related Award Agreement;  and (iii) to the extent that the aggregate Fair
Market  Value  (determined  at the time the Option is  granted)  of the  shares of Stock with  respect to which all
Incentive  Stock  Options  held by such Grantee  become  exercisable  for the first time during any  calendar  year
(under the Plan and all other plans of the Grantee's  employer and its affiliates) does not exceed  $100,000.  This limitation shall be applied by taking Options into account in the order in which they were granted.

         8.       AWARD AGREEMENT

         Each Grant  pursuant to the Plan shall be evidenced by an Award  Agreement,  to be executed by the Company and by the Grantee,  in such form or forms as the Committee  shall from time to time  determine.  Award  Agreements granted from time to time or at the same time need not contain  similar  provisions  but shall be  consistent  with the terms of the Plan.  Each Award  Agreement  evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options.

         9.       OPTION PRICE

         The  Option  Price of each  Option  shall be fixed by the  Committee  and  stated in the  Award  Agreement evidencing  such  Option.  The Option  Price  shall be the  aggregate  Fair  Market  Value on the Grant Date of the shares of Stock  subject to the Option;  provided,  however,  that in the event that a Grantee  would  otherwise be ineligible to receive an Incentive  Stock Option by reason of the  provisions  of Sections  422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company's  outstanding  Stock), the Option Price of an Option  granted to such  Grantee  that is intended to be an  Incentive  Stock  Option shall be not less than the greater  of the par value of a share of Stock or 110  percent of the Fair  Market  Value of a share of Stock on the
Grant Date.  In no case shall the Option Price of any Option be less than the par value of a share of Stock.

         10.      VESTING, TERM AND EXERCISE OF OPTIONS

         10.1     Vesting and Option  Period.  Unless  otherwise  provided  in an Award  Agreement  evidencing  the
Grant of an Option,  each Option granted under the Plan shall become  exercisable in accordance  with the following schedule:  (i) prior to the first  anniversary of the Grant Date, the Option shall not be exercisable;  (ii) on the first  anniversary of the Grant Date, the Option shall become  exercisable  with respect to one-third of the shares of Stock  subject to such  Option;  (iii) on  the second  anniversary  of the Grant Date,  the Option  shall become exercisable  with respect to an additional  one-third of the shares of Stock subject to such Option and (iv) on the third  anniversary of the Grant Date, the Option shall become  exercisable  with respect to the remaining shares of
Stock subject to such Option and shall remain  exercisable in full up to (but not including) the  Termination  Date
(as defined in  Section 10.2  hereof).  For purposes of this  Section 10.1,  fractional  numbers of shares of Stock subject to an Option shall be rounded down to the next nearest  whole  number.  The period  during which any Option shall be exercisable in accordance  with the foregoing  schedule shall  constitute the "Option Period" with respect to such Option.

         10.2     Term.  Each Option granted under the Plan shall  terminate,  and all rights to purchase shares of
Stock  thereunder  shall cease,  upon the  expiration  of ten years from the date such Option is granted,  or under such  circumstances  and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement  relating to such Option (the "Termination  Date");  provided,  however,  that in the event that the Grantee  would  otherwise be  ineligible  to receive an Incentive  Stock Option by reason of the provisions  of Sections  422(b)(6)  and 424(d) of the Code  (relating  to ownership of more than ten percent of the outstanding  Stock),  an Option granted to such Grantee that is intended to be an Incentive  Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

         10.3     Acceleration.  Any limitation on the exercise of an Option  contained in any Award  Agreement may be  rescinded,  modified  or waived by the  Committee,  in its sole  discretion,  at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised.

         10.4     Termination of Employment or Other  Relationship.  Upon the termination  (i) of the employment of a Grantee with the Company or a Service  Provider or (ii) of a Service  Provider's  relationship  with the Company, other  than,  in the case of  individuals,  by reason of death or  "permanent  and total  disability"  (within  the meaning of  Section 22(e)(3)  of the Code),  any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 10.1  hereof shall  terminate  immediately,  and any Option or portion thereof that has vested in accordance with the provisions of  Section 10.1  hereof but has not been exercised shall terminate  at the  close of  business  on the  thirtieth  day  following  the  Grantee's  termination  of  service, employment,  or other relationship,  unless the Committee,  in its discretion,  extends the period during which the
Option  may be  exercised  (which  period  may not be  extended  beyond  the  original  term of the  Option).  Upon termination of an Option or portion  thereof,  the Grantee shall have no further right to purchase  shares of Stock pursuant  to such  Option or  portion  thereof.  Whether a leave of  absence  or leave on  military  or  government service  shall  constitute  a  termination  of  employment  for  purposes  of the Plan shall be  determined  by the
Committee,  which  determination  shall be final and  conclusive.  For  purposes  of the  Plan,  a  termination  of employment,  service or other  relationship  shall not be deemed to occur if the Grantee is immediately  thereafter employed  with the Company or any other  Service  Provider,  or is engaged as a Service  Provider  of the  Company.
Whether  a  termination  of a Service  Provider's  relationship  with the  Company  shall  have  occurred  shall be determined by the Committee, which determination shall be final and conclusive.

         10.5     Rights in the Event of Death.  If a Grantee  dies  while  employed  by the  Company  or a Service
Provider,  or while  serving as a Service  Provider,  all Options  granted to such Grantee  shall fully vest on the date of death,  and the executors or  administrators  or legatees or  distributees  of such Grantee's  estate shall have the right,  at any time within one year after the date of such  Grantee's  death (or such longer period as the
Committee,  in its  discretion,  may  determine  prior to the  expiration  of such  one-year  period)  and prior to termination of the Option pursuant to  Section 10.2  above, to exercise any Option held by such Grantee at the date of such Grantee's death.

         10.6     Rights in the Event of  Disability.  If a Grantee  terminates  employment  with the  Company or a
Service  Provider,  or (if the Grantee is a Service  Provider who is an individual)  ceases to provide  services to the  Company,  in  either  case  by  reason  of the  "permanent  and  total  disability"  (within  the  meaning  of
Section 22(e)(3)  of the Code) of such  Grantee,  such  Grantee's  Options  shall  continue  to vest,  and shall be exercisable  to the extent that they are vested,  for a period of one year after such  termination of employment or service (or such longer period as the Committee,  in its discretion,  may determine prior to the expiration of such one-year  period),  subject to earlier  termination  of the Option as provided  in  Section 10.2  above.  Whether a termination  of  employment  or service is to be  considered  by reason of  "permanent  and total  disability"  for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

         10.7     Limitations  on  Exercise  of Option.  Notwithstanding  any other  provision  of the Plan,  in no event may any Option be exercised,  in whole or in part,  after ten years  following the date upon which the Option is granted,  or after the occurrence of an event  referred to in Section 16  hereof which results in termination of the Option.

         10.8     Method of Exercise.  An Option that is  exercisable  may be exercised by the  Grantee's  delivery to the Company of written notice of exercise on any business day, at the Company's  principal office,  addressed to the  attention  of the  Committee.  Such notice  shall  specify the number of shares of Stock with respect to which the Option is being  exercised  and shall be  accompanied  by payment in full of the Option Price of the shares for which the Option is being  exercised.  The  minimum  number of shares of Stock with  respect to which an Option may be  exercised,  in whole or in part,  at any time shall be the lesser of  (i) 100 shares  or such lesser number set forth in the applicable  Award  Agreement and (ii) the  maximum  number of shares  available for purchase under the
Option at the time of exercise.  Payment of the Option Price for the shares  purchased  pursuant to the exercise of an Option  shall be made (i) in cash or in cash  equivalents;  (ii) through  the tender to the Company of shares of
Stock,  which shares shall be valued,  for  purposes of  determining  the extent to which the Option Price has been paid  thereby,  at their Fair  Market  Value on the date of  exercise;  or (iii) by a  combination  of the  methods described  in (i) and  (ii).  The  Committee  may  provide,  by  inclusion  of  appropriate  language  in an  Award
Agreement,  that payment in full of the Option Price need not  accompany  the written  notice of exercise  provided that the notice of exercise  directs that the  certificate  or  certificates  for the shares of Stock for which the
Option is exercised be delivered to a licensed  broker  acceptable  to the Company as the agent for the  individual exercising the Option and, at the time such  certificate or certificates  are delivered,  the broker tenders to the
Company cash (or cash  equivalents  acceptable  to the  Company)  equal to the Option Price for the shares of Stock purchased  pursuant to the exercise of the Option plus the amount (if any) of federal  and/or other taxes which the
Company may in its  judgment,  be required to withhold  with respect to the  exercise of the Option.  An attempt to exercise any Option  granted  hereunder  other than as set forth above shall be invalid and of no force and effect.
Unless  otherwise stated in the applicable  Award  Agreement,  an individual  holding or exercising an Option shall have none of the  rights of a  shareholder  (for  example,  the  right to  receive  cash or  dividend  payments  or distributions  attributable  to the subject  shares of Stock or to direct the voting of the subject shares of Stock
) until the shares of Stock  covered  thereby are fully paid and issued to him.  Except as  provided in  Section 16 hereof,  no  adjustment  shall be made for  dividends,  distributions  or other rights for which the record date is prior to the date of such issuance.

         10.9     Delivery of Stock  Certificates.  Promptly  after the  exercise of an Option by a Grantee and the payment in full of the Option  Price,  such  Grantee  shall be entitled to the issuance of a stock  certificate  or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

         11.      TRANSFERABILITY OF OPTIONS

         Each Option granted pursuant to this Plan shall, during a Grantee's  lifetime,  be exercisable only by the
Grantee  or  his or her  permitted  transferees,  and  neither  the  Option  nor  any  right  thereunder  shall  be transferable  by the  Grantee,  by  operation  of law or  otherwise,  other  than as may be  provided  in the Award
Agreement  evidencing  such Option or as may be provided  by will or the laws of descent and  distribution.  Except as may be provided in the Award  Agreement  evidencing an Option,  no Option shall be pledged or  hypothecated  (by operation of law or otherwise) or subject to execution, attachment or similar processes.

         12.      RESTRICTED STOCK

         12.1     Grant of Restricted  Stock or Restricted  Stock Units.  The Committee may from time to time grant
Restricted  Stock or  Restricted  Stock Units to persons  eligible to receive such Grants as set forth in Section 6 hereof, subject to such restrictions, conditions and other terms as the Committee may determine.

         12.2     Restrictions.  At the time a Grant of  Restricted  Stock or Restricted  Stock Units is made,  the
Committee  shall  establish a period of time (the  "Restricted  Period")  applicable  to such  Restricted  Stock or
Restricted  Stock Units. The minimum  Restricted  Period which may be provided for by the Committee with respect to
Restricted  Stock or  Restricted  Stock Units the vesting of which is subject  solely to the passage of time and/or continued  employment shall be three years,  subject to earlier expiration of the Restricted Period upon the death, disability,  retirement  or other  termination  of  service  of the  Grantee,  or upon a change in  control  of the
Company,  in accordance with the provisions of the Plan. Each Grant of Restricted  Stock or Restricted  Stock Units
may be subject to a different  Restricted  Period.  The Committee may, in its sole discretion,  at the time a Grant of Restricted  Stock or Restricted  Stock Units is made,  prescribe  restrictions  in addition to or other than the
expiration  of  the  Restricted  Period,   including  the  satisfaction  of  corporate  or  individual  performance objectives,  which may be  applicable  to all or any portion of the  Restricted  Stock or  Restricted  Stock Units.
Such  performance  objectives  shall be established  in writing by the Committee  prior to the ninetieth day of the year in which the Grant is made and while the outcome is  substantially  uncertain.  Performance  objectives  shall be based on Stock  price,  market  share,  sales,  earnings  per  share,  return on  equity  or costs.  Performance objectives may include positive  results,  maintaining the status quo or limiting  economic  losses.  The Committee also may, in its sole  discretion,  shorten or  terminate  the  Restricted  Period or waive any other  restrictions applicable to all or a portion of the Restricted  Stock or Restricted  Stock Units.  Neither  Restricted  Stock nor
Restricted Stock Units may be sold,  transferred,  assigned,  pledged or otherwise encumbered or disposed of during the  Restricted  Period or prior to the  satisfaction  of any other  restrictions  prescribed by the Committee with respect to such Restricted Stock or Restricted Stock Units.

         12.3     Restricted  Stock  Certificates.  The Company  shall  issue,  in the name of each Grantee to whom
Restricted Stock has been granted,  stock certificates  representing the total number of shares of Restricted Stock granted to the  Grantee,  as soon as  reasonably  practicable  after the Grant Date.  The  Secretary of the Company shall hold such  certificates  for the Grantee's  benefit until such time as the  Restricted  Stock is forfeited to the Company, or the restrictions lapse.

         12.4     Rights of Holders of  Restricted  Stock.  Unless the  Committee  otherwise  provides  in an Award
Agreement,  holders of  Restricted  Stock  shall  have the right to vote such  Stock and the right to  receive  any dividends  declared or paid with  respect to such Stock.  The  Committee  may provide  that any  dividends  paid on
Restricted  Stock  must be  reinvested  in shares of Stock,  which may or may not be  subject  to the same  vesting conditions  and  restrictions  applicable  to such  Restricted  Stock.  All  distributions,  if any,  received by a
Grantee with respect to Restricted  Stock as a result of any stock split,  stock  dividend,  combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

         12.5     Rights of Holders of  Restricted  Stock  Units.  Unless the  Committee  otherwise  provides in an
Award  Agreement,  holders of  Restricted  Stock Units shall have no rights as  stockholders  of the  Company.  The
Committee may provide in an Award  Agreement  evidencing a Grant of Restricted  Stock Units that the holder of such
Restricted  Stock  Units  shall be  entitled  to  receive,  upon the  Company's  payment of a cash  dividend on its outstanding  Stock, a cash payment for each Restricted Stock Unit held equal to the per-share  dividend paid on the
Stock.  Such Award  Agreement  may also  provide that such cash payment  will be deemed  reinvested  in  additional
Restricted  Stock  Units at a price per unit  equal to the Fair  Market  Value of a share of Stock on the date that such dividend is paid.

         12.6     Termination  of Employment or Other  Relationship.  Upon the  termination  of the employment of a
Grantee with the Company or a Service  Provider,  or of a Service  Provider's  relationship  with the  Company,  in either  case  other  than,  in the case of  individuals,  by reason of death or  "permanent  and total  disability"
(within the meaning of  Section 22(e)(3)  of the Code), any Restricted Stock or Restricted Stock Units held by such
Grantee that has not vested,  or with respect to which all applicable  restrictions and conditions have not lapsed, shall  immediately be deemed  forfeited,  unless the  Committee,  in its  discretion,  determines  otherwise.  Upon forfeiture of Restricted  Stock or Restricted  Stock Units,  the Grantee shall have no further  rights with respect to such Grant,  including but not limited to any right to vote Restricted  Stock or any right to receive  dividends with  respect to shares of  Restricted  Stock or  Restricted  Stock  Units.  Whether a leave of absence or leave on military or government  service  shall  constitute a  termination  of employment  for purposes of the Plan shall be determined  by the  Committee,  which  determination  shall be final and  conclusive.  For  purposes of the Plan, a termination  of  employment,  service  or other  relationship  shall  not be  deemed  to occur  if the  Grantee  is immediately  thereafter  employed  with the  Company  or any other  Service  Provider,  or is  engaged as a Service
Provider.  Whether a termination of a Service  Provider's  relationship  with the Company shall have occurred shall be determined by the Committee, which determination shall be final and conclusive.

         12.7     Rights in the Event of Death.  If a Grantee  dies  while  employed  by the  Company  or a Service
Provider or while serving as a Service  Provider,  all Restricted  Stock or Restricted  Stock Units granted to such
Grantee shall fully vest on the date of death,  and the shares of Stock  represented  thereby shall be  deliverable in  accordance  with the  terms of the Plan to the  executors,  administrators,  legatees  or  distributees  of the
Grantee's estate.

         12.8     Rights in the Event of  Disability.  If a Grantee  terminates  employment  with the  Company or a
Service  Provider,  or (if the Grantee is a Service  Provider who is an individual)  ceases to provide  services to the  Company,  in  either  case  by  reason  of the  "permanent  and  total  disability"  (within  the  meaning  of
Section 22(e)(3)  of the Code) of such Grantee,  such Grantee's  Restricted  Stock or Restricted  Stock Units shall continue  to vest in  accordance  with  the  applicable  Award  Agreement  for a  period  of one  year  after  such termination  of employment or service (or such longer period as the  Committee,  in its  discretion,  may determine prior to the expiration of such one-year  period),  subject to the earlier  forfeiture of such Restricted  Stock or
Restricted  Stock Units in accordance with the terms of the applicable  Award  Agreement.  Whether a termination of employment or service is to be considered by reason of "permanent  and total  disability"  for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

         12.9     Delivery of Stock and Payment  Therefor.  Upon the  expiration or  termination  of the Restricted
Period and the satisfaction of any other  conditions  prescribed by the Committee,  the restrictions  applicable to shares of  Restricted  Stock or  Restricted  Stock  Units  shall  lapse,  and,  upon  payment by the Grantee to the
Company,  in cash or by check,  of the aggregate par value of the shares of Stock  represented  by such  Restricted
Stock or  Restricted  Stock  Units,  a stock  certificate  for such  shares  shall be  delivered,  free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

         13.      PARACHUTE LIMITATIONS

         Notwithstanding  any other provision of this Plan or of any other  agreement,  contract,  or understanding heretofore  or  hereafter  entered  into by a Grantee  with the  Company or any  Subsidiary,  except an  agreement, contract,  or  understanding  hereafter  entered  into that  expressly  modifies  or excludes  application  of this paragraph (an "Other  Agreement"),  and  notwithstanding  any formal or informal plan or other  arrangement for the direct or indirect  provision  of  compensation  to the Grantee  (including  groups or classes of  participants  or beneficiaries of which the Grantee is a member),  whether or not such  compensation is deferred,  is in cash, or is in the form of a benefit to or for the  Grantee  (a  "Benefit  Arrangement"),  if the  Grantee  is a  "disqualified individual,"  as defined in  Section 280G(c)  of the Code, any Option,  Restricted  Stock or Restricted  Stock Unit
held by that  Grantee  and any right to  receive  any  payment  or other  benefit  under this Plan shall not become exercisable  or vested (i) to the extent that such right to exercise,  vesting,  payment,  or benefit,  taking into account all other rights,  payments,  or benefits to or for the Grantee under this Plan, all Other Agreements,  and all Benefit  Arrangements,  would cause any payment or benefit to the Grantee  under this Plan to be  considered  a
"parachute payment" within the meaning of  Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment")
and  (ii) if,  as a result of  receiving a Parachute  Payment,  the  aggregate  after-tax  amounts  received by the
Grantee from the Company under this Plan, all Other  Agreements,  and all Benefit  Arrangements  would be less than the maximum  after-tax  amount that could be received by the Grantee without causing any such payment or benefit to be  considered  a  Parachute  Payment.  In the event  that the  receipt  of any such  right to  exercise,  vesting, payment,  or benefit under this Plan, in  conjunction  with all other rights,  payments,  or benefits to or for the
Grantee  under any Other  Agreement or any Benefit  Arrangement  would cause the Grantee to be  considered  to have received  a  Parachute  Payment  under this Plan that would have the  effect of  decreasing  the  after-tax  amount received by the Grantee as described in  clause (ii)  of the  preceding  sentence,  then the Grantee shall have the right,  in the Grantee's sole  discretion,  to designate those rights,  payments,  or benefits under this Plan, any
Other  Agreements,  and any Benefit  Arrangements  that should be reduced or  eliminated  so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

         14.      REQUIREMENTS OF LAW

         The  Company  shall not be  required  to sell or issue any shares of Stock  under any Grant if the sale or issuance of such shares would  constitute a violation by the Grantee,  any other  individual  exercising an Option, or the  Company  of any  provision  of any law or  regulation  of any  governmental  authority,  including  without limitation any federal or state  securities laws or  regulations.  If at any time the Company shall  determine,  in its  discretion,  that the  listing,  registration  or  qualification  of any  shares  subject  to a Grant upon any securities  exchange or under any  governmental  regulatory body is necessary or desirable as a condition of, or in connection  with,  the  issuance or purchase of shares  hereunder,  no shares of Stock may be issued or sold to the
Grantee or any other  individual  exercising an Option  pursuant to such Grant unless such  listing,  registration, qualification,  consent or approval  shall have been effected or obtained free of any  conditions not acceptable to the  Company,  and any  delay  caused  thereby  shall  in no way  affect  the  date of  termination  of the  Grant.
Specifically,  in  connection  with the  Securities  Act,  upon the  exercise of any Option or the  delivery of any shares of Restricted Stock or Stock underlying  Restricted Stock Units, unless a registration  statement under such
Act is in effect with respect to the shares of Stock  covered by such Grant,  the Company  shall not be required to sell or issue such shares  unless the Committee has received  evidence  satisfactory  to it that the Grantee or any other  individual  exercising an Option may acquire such shares  pursuant to an exemption from  registration  under the  Securities  Act.  Any  determination  in this  connection  by the  Committee  shall  be  final,  binding,  and conclusive.  The Company  may, but shall in no event be  obligated  to,  register  any  securities  covered  hereby pursuant to the  Securities  Act. The Company  shall not be obligated  to take any  affirmative  action in order to cause the exercise of an Option or the  issuance of shares of Stock  pursuant to the Plan to comply with any law or regulation of any governmental  authority.  As to any jurisdiction  that expressly  imposes the requirement that an
Option  shall not be  exercisable  until the shares of Stock  covered by such Option are  registered  or are exempt from registration,  the exercise of such Option (under  circumstances in which the laws of such jurisdiction apply)
shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

         15.      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may, at any time and from time to time, amend,  suspend,  or terminate the Plan as to any shares of Stock as to which  Grants have not been made.  The Company may retain the right in an Award  Agreement  to cause a forfeiture of the gain realized by a Grantee on account of the Grantee  taking actions in  "competition  with the
Company,"  as  defined  in the  applicable  Award  Agreement.  Furthermore,  the  Company  may annul a Grant if the
Grantee is an employee of the Company or an affiliate  and is terminated  "for cause" as defined in the  applicable
Award  Agreement.  Except as permitted under this Section 15 or Section 16  hereof,  no amendment,  suspension,  or termination  of the Plan shall,  without the consent of the Grantee,  alter or impair rights or  obligations  under any Grant theretofore awarded under the Plan.

         16.      EFFECT OF CHANGES IN CAPITALIZATION

         16.1     Changes in Stock.  If the number of  outstanding  shares of Stock is  increased  or  decreased or the shares of Stock are changed  into or  exchanged  for a different  number or kind of shares or other  securities of the Company on account of any  recapitalization,  reclassification,  stock split, reverse split,  combination of shares,  exchange of shares,  stock dividend or other  distribution  payable in capital stock, or other increase or decrease in such shares effected  without  receipt of  consideration  by the Company  occurring after the Effective
Date, the number and kinds of shares for which Grants of Options,  Restricted  Stock and Restricted Stock Units may
be made under the Plan shall be adjusted  proportionately and accordingly by the Company.  In addition,  the number and kind of shares for which Grants are outstanding shall be adjusted  proportionately  and accordingly so that the proportionate  interest of the Grantee immediately  following such event shall, to the extent  practicable,  be the same as immediately  before such event.  Any such adjustment in outstanding  Options shall not change the aggregate
Option Price payable with respect to shares that are subject to the unexercised  portion of the Option  outstanding but shall  include a  corresponding  proportionate  adjustment  in the Option  Price per  share.  In the event of a spin-off  by the  Company  of the shares of a  subsidiary,  a stock  dividend  for which the  Company  will claim a dividends paid deduction  under Section 561 of the Code (or any successor  provision),  or a pro rata  distribution to all  shareholders  of other  assets of the  Company,  the  Committee  may,  but shall not be  required  to, make appropriate  adjustments  to (i) the number and kind of shares or other  assets for which  outstanding  Options are exercisable and (ii) the per-share exercise price of outstanding Options.

         16.2     Reorganization  in Which the Company Is the  Surviving  Entity and in Which No Change of Control
Occurs.  Subject to  Section 16.3  hereof,  if the Company  shall be the  surviving  entity in any  reorganization, merger, or consolidation of the Company with one or more other entities,  any Option  theretofore  granted pursuant to the Plan  shall  pertain  to and  apply to the  securities  to which a holder  of the  number of shares of Stock
subject  to  such  Option  would  have  been  entitled  immediately  following  such  reorganization,   merger,  or
consolidation,  with a corresponding  proportionate  adjustment of the Option Price per share so that the aggregate
Option Price  thereafter  shall be the same as the aggregate  Option Price of the shares  remaining  subject to the
Option  immediately prior to such  reorganization,  merger,  or consolidation.  Subject to any contrary language in an Award Agreement  evidencing a Grant of Restricted  Stock, any  restrictions  applicable to such Restricted Stock shall apply as well to any  replacement  shares received by the Grantee as a result of the  reorganization,  merger or consolidation.

         16.3     Reorganization,  Sale of Assets or Sale of Stock Which  Involves a Change of Control.  Subject to
the  exceptions  set forth in the last  sentence  of this  Section 16.3,  (i) upon the  occurrence  of a "Change of
Control" (as defined  below),  all  outstanding  shares of  Restricted  Stock and  Restricted  Stock Units shall be deemed to have vested,  and all  restrictions  and  conditions  applicable to such shares of  Restricted  Stock and
Restricted  Stock  Units  shall be deemed to have  lapsed  immediately  prior to the  occurrence  of such Change of
Control,  and  (ii)  fifteen  days  prior to the  scheduled  consummation  of a  Change  of  Control,  all  Options outstanding  hereunder shall become  immediately  exercisable and shall remain  exercisable for a period of fifteen days. Any exercise of an Option during such  fifteen-day  period shall be conditioned  upon the consummation of the
Change of Control and shall be effective only immediately  before the  consummation of the Change of Control.  Upon consummation of any Change of Control,  the Plan and all outstanding but unexercised  Options shall terminate.  The
Committee  shall send written  notice of an event that will result in such a  termination  to all  individuals  who hold Options not later than the time at which the Company gives notice  thereof to its  shareholders.  For purposes of this  Section 16.3,  a "Change of Control"  shall be deemed to occur upon (i) the  dissolution or liquidation of the Company or upon a merger,  consolidation,  or  reorganization of the Company with one or more other entities in which the Company is not the surviving  entity,  (ii) a sale of  substantially  all of the assets of the Company to another entity,  or (iii) any transaction  (including  without  limitation a merger or  reorganization in which the
Company is the  surviving  corporation)  which  results in any person or entity  (other  than  B. Wayne  Hughes and members of his family and their  affiliates)  owning 50% or more of the  combined  voting  power of all  classes of stock of the  Company.  This  Section 16.3  shall  not  apply to any  Change  of  Control  to the  extent  that (A)
provision  is made in writing in  connection  with such Change of Control for the  continuation  of the Plan or the assumption  of the  Options,  Restricted  Stock  and  Restricted  Stock  Units  theretofore  granted,  or  for  the substitution for such Options,  Restricted  Stock and Restricted  Stock Units of new options,  restricted stock and restricted  stock units  covering  the stock of a  successor  corporation,  or a parent,  subsidiary  or  affiliate thereof,  with appropriate  adjustments as to the number and kind of shares and exercise prices, in which event the
Plan and Options,  Restricted  Stock and Restricted  Stock Units  theretofore  granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board  determines  that such Change of Control  shall not trigger application of the provisions of this Section 16.3.

         16.4     Adjustments.  Adjustments  under this Section 16  related to shares of Stock or securities of the
Company  shall  be made by the  Committee,  whose  determination  in that  respect  shall  be  final,  binding  and conclusive.  No fractional  shares or other  securities  shall be issued pursuant to any such  adjustment,  and any fractions  resulting from any such adjustment shall be eliminated in each case by rounding  downward to the nearest whole share.

         16.5     No  Limitations on Company.  The making of Grants  pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments,  reclassifications,  reorganizations,  or changes of its capital or business structure or to merge,  consolidate,  dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

         17.      DISCLAIMER OF RIGHTS

         No  provision  in the Plan or in any  Grant or Award  Agreement  shall be  construed  to  confer  upon any individual  the right to remain in the employ or service of the Company or any  affiliate,  or to  interfere in any way with any  contractual or other right or authority of the Company or any Service  Provider either to increase or decrease the  compensation  or other  payments to any  individual at any time,  or to terminate  any  employment or other  relationship  between any individual  and the Company or a Service  Provider.  In addition,  notwithstanding anything  contained in the Plan to the contrary,  unless otherwise  stated in the applicable  Award  Agreement,  no
Grant  awarded  under the Plan shall be affected by any change of duties or position of the  Optionee  (including a transfer to or from the Company or a Service  Provider),  so long as such  Grantee  continues  to be a  consultant, employee,  or independent  contractor (as the case may be) of the Company or a Service Provider.  The obligation of the Company to pay any benefits  pursuant to this Plan shall be  interpreted  as a  contractual  obligation  to pay only those amounts described herein, in the manner and under the conditions  prescribed  herein.  The Plan shall in no way be  interpreted  to require the Company to transfer any amounts to a third party  trustee or otherwise  hold any  amounts in trust or escrow for  payment to any  participant  or  beneficiary  under the terms of the Plan.  No
Grantee  shall have any of the rights of a  shareholder  with  respect to the shares of Stock  subject to an Option except to the extent the  certificates  for such shares of Stock  shall have been  issued upon the  exercise of the
Option.

         18.      NONEXCLUSIVITY OF THE PLAN

         The adoption of the Plan shall not be construed as creating any  limitations  upon the right and authority of the Board to adopt such other incentive  compensation  arrangements (which arrangements may be applicable either generally  to a class  or  classes  of  individuals  or  specifically  to a  particular  individual  or  particular individuals) as the Board in its discretion determines desirable,  including,  without limitation,  the granting of stock options otherwise than under the Plan.

         19.      WITHHOLDING TAXES

         The Company,  a Subsidiary or a Service Provider,  as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal,  state,  or local taxes of any kind required by law to be withheld  with  respect to the vesting of or other  lapse of  restrictions  applicable  to  Restricted  Stock or
Restricted  Stock  Units or upon the  issuance of any shares of Stock upon the  exercise of an Option.  At the time of such  vesting,  lapse,  or  exercise,  the  Grantee  shall pay to the  Company,  the  Subsidiary  or the Service
Provider,  as the case may be, any amount that the Company,  the Subsidiary or the Service  Provider may reasonably determine to be necessary to satisfy such  withholding  obligation.  Subject to the prior  approval of the Company, the  Subsidiary  or the Service  Provider,  which may be withheld by the  Company,  the  Subsidiary  or the Service
Provider, as the case may be, in its sole discretion,  the Grantee may elect to satisfy such obligations,  in whole or in part,  (i) by  causing  the  Company,  the  Subsidiary  or the Service  Provider to withhold  shares of Stock otherwise  issuable to the Grantee or (ii) by  delivering to the Company,  the  Subsidiary or the Service  Provider
shares of Stock  already  owned by the  Grantee.  The  shares  of Stock so  delivered  or  withheld  shall  have an aggregate  Fair Market Value equal to such  withholding  obligations.  The Fair Market Value of the shares of Stock used to satisfy such  withholding  obligation  shall be  determined by the Company,  the  Subsidiary or the Service
Provider  as of the date that the  amount of tax to be  withheld  is to be  determined.  A Grantee  who has made an election  pursuant to this Section 19 may satisfy his or her withholding  obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

         20.      CAPTIONS

         The use of captions in this Plan or any Award  Agreement  is for the  convenience  of  reference  only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

         21.      OTHER PROVISIONS

         Each Grant awarded under the Plan may contain such other terms and  conditions not  inconsistent  with the
Plan as may be determined by the Committee, in its sole discretion.

         22.      NUMBER AND GENDER

         With respect to words used in this Plan,  the singular form shall  include the plural form,  the masculine gender shall include the feminine gender, etc., as the context requires.

         23.      SEVERABILITY

         If any provision of the Plan or any Award  Agreement  shall be  determined to be illegal or  unenforceable by any court of law in any  jurisdiction,  the  remaining  provisions  hereof and thereof  shall be  severable  and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

         24.      GOVERNING LAW

         The validity and  construction  of this Plan and the instruments  evidencing the Grants awarded  hereunder shall be governed by the laws of the State of California.

                                                     *     *     *

         The Plan was duly  adopted  and  approved by the Board of  Directors  of the Company as of the 15th day of
March, 2001.

                                                            /S/ SARAH HASS
                                                            ----------------------------------------------
                                                            Sarah Hass
                                                            Secretary of the Company